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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported) April 22, 1996

                            PINNACLE BANC GROUP, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


    ILLINOIS                     0-18283                       36-3190818
    --------                     -------                       ----------
(State or other                  (Commission                (I.R.S. Employer
  jurisdiction                   File Number)               Identification No.)
of Incorporation)

                2215 YORK ROAD, SUITE 208, OAK BROOK, ILLINOIS       60521
                ----------------------------------------------       -----
                  (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code  (708) 574-3550


  ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS


      On April 22, 1996, Pinnacle Banc Group, Inc. ("Pinnacle") entered into an Agreement and Plan of Merger (the "Agreement") with Financial Security Corp. ("Financial Security") pursuant to which Pinnacle will acquire Financial Security. According to the Agreement, Financial Security will merge into Pinnacle and Security Federal Savings and Loan Association of Chicago, a wholly-owned subsidiary of Financial Security, will become a subsidiary of Pinnacle.

      Under the terms of the Agreement, holders of Financial Security common stock will receive $28.50 per share, subject to adjustment, in cash, Pinnacle common stock, or a combination of cash and common stock. The Agreement specifies that no more than 45% of the total consideration can be paid in cash.

      As of December 31, 1995, Financial Security had total assets of $277 million, loans and deposits of $194 million and stockholders' equity of $39 million.

      The Agreement is subject to approval by the shareholders of Pinnacle and Financial Security and the approval of the appropriate regulatory authorities. It is anticipated that the transaction will be completed in the third quarter of 1996.


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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PINNACLE BANC GROUP, INC.



DATED:  APRIL 25, 1996                       BY: /s/ John J. Gleason, Jr.
        --------------                           -------------------------
                                                 John J. Gleason, Jr.
                                                 Vice Chairman and
                                                 Chief Executive Officer


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                                INDEX TO EXHIBITS






Exhibit 1.        Agreement and Plan of Merger By and Between
                   Pinnacle Banc Group, Inc. and Financial Security Corp.


Exhibit 2.        Press Release